UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2017

Union Bridge Holdings Limited
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

000-55731	32-0440076
(Commission File Number)	(IRS Employer Identification No.)

Rm. 1205, 12/F, Harcourt House

39 Gloucester Road

Wanchai, Hong Kong

(Address of principal executive offices, including Zip Code)

(852) 2468-3012

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains express or implied forward-looking statements that are based on our management's belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “future,” “believes,” “estimates,” “predicts,” “pro-forma,” “potential,” “attempt,” “develop,” “continue” or the negative of these terms or other comparable terminology.

These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. These factors include, without limitation, our ability to raise additional funding as required to execute our business plan, our lack of operating revenue, our limited operating history and general economic conditions.

You should read this Report with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. The forward-looking statements in this Report represent our views as of the date of this Report.

We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Report. Investors should carefully review the risk factors disclosures and other information, including our financial statements and the notes thereto, set forth in the reports and other documents we file with the Securities and Exchange Commission and available at www.sec.gov.

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Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2017, First Channel Limited (“FCL”), a wholly owned subsidiary of Union Bridge Holdings Limited (the “Company”), entered into two binding Memoranda of Understanding (the “MOUs”) with G Medical Innovations Asia Limited (“G Medical Asia”), a Hong Kong company, for the distribution of G Medical Asia’s Prizma Medical Smartphone Cover and its related services in India and Taiwan. The Prizma device has US Food and Drug Administration clearance and European Union CE Mark approval.

The MOUs obligate the parties to hold good faith negotiations in order to execute binding definitive agreements. Under the definitive agreements, FCL will purchase over three years 2,250,000 Prizma units for distribution in India and 450,000 units for distribution in Taiwan, at a fixed price subject to further negotiation.

G Medical will provide hardware warranty and PRIZMA's basic cloud medical health services to end purchasers.

G Medical Asia is a subsidiary of G Medical Innovations Holdings Limited, a company whose stock trades on the Australian Securities Exchange (ASX:GMV).

There can be no guaranty that definitive agreements pursuant to the MOUs will be successfully negotiated and executed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BRIDGE HOLDINGS LIMITED

Date: November 15, 2017	By:	/s/ Joseph Ho
	Name:	Joseph Ho
	Title:	Chief Executive Officer and Chief Financial Officer

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